UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2022

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VLY	Nasdaq Global Select Market
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	Nasdaq Global Select Market
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the Underwriting Agreement (as defined below), on September 20, 2022 (the “Closing Date”), Valley National Bancorp (the “Company”) completed the issuance and sale (the “Offering”) of $150,000,000 aggregate principal amount of the Company’s 6.25% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”). The Notes were sold pursuant to shelf registration statement on Form S-3 (File No. 333-254696) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2021, and became automatically effective on March 25, 2021, a base prospectus dated March 25, 2021 included as part of the Registration Statement, a preliminary prospectus supplement, dated September 15, 2022, filed with the SEC pursuant to Rule 424(b) under the Securities Act, and a final prospectus supplement, dated September 15, 2022, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

On the Closing Date, the Company entered into a Second Supplemental Indenture with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), in connection with the issuance and terms of the Notes (the “Second Supplemental Indenture”). The Second Supplemental Indenture supplements an indenture dated May 28, 2021 (the “Base Indenture” and, together with the Second Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

The Notes are the Company’s unsecured, subordinated obligations. Unless earlier redeemed, the Notes will mature on September 30, 2032. From and including the date of issuance to, but excluding September 30, 2027 or any earlier redemption date, the Notes will bear interest at a fixed annual interest rate equal to 6.25%, payable semi-annually in arrears on each March 30 and September 30, commencing on March 30, 2023. From and including September 30, 2027 to, but excluding, the maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to a benchmark rate (expected to be three-month term SOFR) plus a spread of 278 basis points (2.78%), payable quarterly in arrears on each March 30, June 30, September 30, and December 30, beginning on December 30, 2027.

The Notes are unsecured and rank subordinate and junior, to the extent and in the manner set forth in the Indenture, in right of payment and upon liquidation of all the Company’s obligations to the holders of senior debt of the Company, including liabilities to general creditors. The Notes rank equally among themselves and with all of the Company’s other subordinated unsecured indebtedness the terms of which provide that such indebtedness is not superior in right of payment to the Notes. The Notes are intended to qualify (subject to applicable limitations) as Tier 2 capital under applicable capital regulations, guidance and interpretations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

The Company may, at its option, beginning with the interest payment date of September 30, 2027, and on any interest payment date thereafter, redeem the Notes, in whole at any time or in part from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The Company may also redeem the Notes at any time prior to their maturity, including prior to September 30, 2027, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event, ” or a “Tier 2 Capital Event,” as described in the Indenture, or upon the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Payment of principal on the Notes may be accelerated in the case of certain events of bankruptcy or insolvency involving the Company or the Bank. There is no automatic acceleration or right of acceleration in the case of default in the payment of interest on the Notes or in the performance of any of other obligations under the Notes or the Indenture.

The foregoing summary of the terms of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Base Indenture, the Supplemental Indenture and the form of the Notes, which are included herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

In connection with the Offering, on September 15, 2022, the Company and Valley National Bank (the “Bank”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co. as representative of the underwriters named therein (the “Underwriters”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company agreed to sell, and the Underwriters agreed to purchase, the Notes. The Company estimates that the net proceeds of the offering of the Notes were approximately $147.5 million, after deducting the underwriting discounts and estimated expenses of the offering.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities related to the Registration Statement, the preliminary prospectus supplement, the final prospectus supplement and any free writing prospectus used by the Company.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is included herewith as Exhibit 1.1 and is incorporated herein by reference.

On September 15, 2022, the Company issued a press release announcing the pricing of the Notes, which is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated September 15, 2022, by and among Valley National Bancorp, Valley National Bank and Piper Sandler & Co.

4.1*	Base Indenture, dated May 28, 2021, by and between Valley National Bancorp and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Valley National Bancorp’s Current Report on Form 8-K filed on May 28, 2021).

4.2	Second Supplemental Indenture, dated the Closing Date by and between Valley National Bancorp and U.S. Bank Trust Company, National Association.

4.3	Form of Global Note for Valley National Bancorp’s 6.25% Fixed-to-Floating Subordinated Notes due 2032 (included in Exhibit 4.2).

5.1	Opinion of Day Pitney LLP.

23.1	Consent of Day Pitney LLP (included in Exhibit 5.1).

99.1	Press Release, dated September 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Incorporated by reference and not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2022		VALLEY NATIONAL BANCORP

	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)